EXHIBIT 10.3

DISCOVERY LABORATORIES, INC.
2011 LONG-TERM INCENTIVE PLAN
STOCK OPTION AGREEMENT

Non-Employee Director

RECITALS

A.            The Board has adopted the Discovery Laboratories, Inc. 2011 Long-Term Incentive Plan (the “Plan”) for the purpose of encouraging selected Employees, Directors and Consultants of the Company and its Subsidiaries to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Subsidiaries to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Participant is a non-employee Director who will render valuable Services to the Company, and this Award Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of an option to Participant.

B.            All capitalized terms in this Stock Option Agreement (“Award Agreement”) shall have the meaning assigned to them in the Plan.  For convenience, relevant portions of certain of the Plan definitions and certain additional definitions relating to this Award Agreement are included in the attached Appendix.  This Award Agreement including, the Notice of Grant, is subject to the terms of the Plan, which are incorporated in this Award Agreement by reference.  If there is a conflict between the terms of the Plan and this Award Agreement or the Notice of Grant, the terms of the Plan shall prevail.

NOW, THEREFORE, it is hereby agreed as follows:

1.             Award of Option.  The Company hereby grants to Participant, as of the Award Date, an option to purchase up to the number of Option Shares specified in the Notice of Grant. The Option Shares shall be purchasable from time to time as specified in Paragraph 4 during the option term specified in Paragraph 2 at the Option Price set forth on the Notice of Grant.

2.             Option Term.  This option shall have a term commencing on the Award Date and ending on the Expiration Date set forth on the Notice of Grant.  The option shall expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3.             Limited Transferability.  The option granted under this Award Agreement shall not be assignable, alienable, saleable, or transferable by Participant other than by will or by the laws of descent and distribution; provided, however, that, if a procedure shall be adopted by the Committee at any time, Participant may designate a beneficiary or beneficiaries to exercise the rights of Participant with respect to this option upon Participant’s death.  The option granted under this Award Agreement shall be exercisable during Participant’s lifetime only by Participant or, if permissible under applicable law, by Participant’s guardian or legal representative.  This option may not be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any affiliate of the Company.  Notwithstanding the foregoing, this option may, in connection with Participant's estate plan, be assigned, in whole or in part, during Participant's lifetime to one or more members of Participant's immediate family or to a trust established for the exclusive benefit of one or more such family members.  The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment.  The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

4.             Dates of Exercise.  This option shall vest and become exercisable for the Option Shares in one or more installments as specified in the Notice of Grant.  As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5.             Termination of Service.  The option term and this option shall expire and cease to be exercisable if the Participant’s Service as a non-employee Director ceases prior to the Expiration Date pursuant to whichever of the following provisions becomes applicable:

(a)            This option may not be exercised in the aggregate after termination of Service as a non-employee Director for more than the number of vested Option Shares for which this option was exercisable at the time of the Participant's cessation of Service as a non-employee Director, except as provided in Section 5(b).  This option shall, immediately upon the Participant's cessation of Service as a non-employee director for any reason other than death or Disability, terminate and cease to be outstanding to the extent the Option is not otherwise at that time exercisable for vested Option Shares.

(b)           Should the Participant cease Service as a non-employee Director by reason of death or Disability, then vesting under this option shall accelerate and this option shall become exercisable with respect to the total number of Option Shares and may be exercised by the Participant (or the Participant’s Beneficiary as applicable) for any or all of those Option Shares until the earlier of (A) one (1) year after cessation as non-employee Director or (B) the Expiration Date.

6.             Special Acceleration of Option.  In the event of a Change in Control, but subject to the occurrence of the Change in Control, vesting under this option shall automatically accelerate so that, immediately prior to the effective date of the Change in Control, this option shall become exercisable with respect to the total number of Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares.  Notwithstanding the foregoing, the Committee shall have the discretion exercisable at any time during the option term to provide that such accelerated vesting shall not occur if the option is assumed by the successor corporation in the Change in Control.

This Award Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.             Repurchase Right.  If at any time Participant’s Service as a non-employee Director is terminated for cause as determined by the Board in its sole discretion, or if Participant shall breach any covenants set forth in any written agreement between Participant and the Company, or the Company may, in its discretion, for a period of one (1) year after the termination for cause or upon the actual discovery by the Company of the breach, as the case may be, and upon 10 (ten) days’ notice to Participant, (i) repurchase all or any portion of any Shares acquired by Participant upon Participant’s exercise of this option, and/or (ii) require Participant to repay to the Company the amount of any profits realized by Participant upon the sale or other disposition during the preceding three (3) years of any Shares acquired by Participant upon Participant’s exercise of this option.  The purchase price for any Shares repurchased by the Company pursuant to clause (i) of this Paragraph shall be the lesser of the price paid by Participant to acquire such Shares and the Fair Market Value thereof on the date of such purchase by the Company.  In addition, the Company shall have repurchase rights in accordance with the terms of any repurchase policy as in effect from time to time.

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8.             Adjustment in Option Shares.  Should any change be made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Option Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

9.             Stockholder Rights.  The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Option Price and become a holder of record of the purchased Shares.

10.           Manner of Exercising Option.

    (a)           In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Participant (or any other person or persons exercising the option) must take the following actions:

(i)           Execute and deliver to the Company a Notice of Exercise for the Option Shares for which the option is exercised.

(ii)           Pay the aggregate Option Price for the purchased Shares in one or more of the following forms:

(A)           cash or check made payable to the Company;

(B)           Shares held by Participant (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(C)           provided that no restrictions against trading in the Shares are then in effect, as contemplated by Paragraph 11, (I) through a “net exercise” arrangement to the extent permitted by applicable law, or (II) through a special sale and remittance procedure pursuant to which Participant (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (x) to a Company-approved brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased Shares, and (y) to the Company to deliver the certificates for or other evidence of the purchased Shares directly to such brokerage firm in order to complete the sale.

Except to the extent the net exercise or the sale and remittance procedure is utilized in connection with the option exercise, payment of the Option Price must accompany the Notice of Exercise delivered to the Company in connection with the option exercise.

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(iii)           Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Participant) have the right to exercise this option.

(b)           As soon as practical after the Exercise Date, the Company shall deliver to or on behalf of Participant (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto or shall effect book-entry registration in the Participant’s (or such other person’s) name.

(c)           In no event may this option be exercised for any fractional shares.

11.           Compliance with Laws and Regulations.

(a)           The exercise of this option and the delivery of the Shares upon such exercise shall be subject to compliance by the Company and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Shares may be listed for trading at the time of such exercise and delivery.

(b)           The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance or delivery and sale of any Shares pursuant to this option shall relieve the Company of any liability with respect to the non-issuance, non-delivery, or sale of the Shares as to which such approval shall not have been obtained.  The Company, however, shall use its best efforts to obtain all such approvals.

12.           Successors and Assigns.  Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Participant and Participant's assigns and Beneficiaries.

13.           Notices.  Any notice required to be given or delivered to the Company under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant's signature line on the Notice of Grant.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14.           Construction.  This Award Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Committee with respect to any question or issue arising under the Plan or this Award Agreement shall be conclusive and binding on all persons having an interest in this option.

15.           Governing Law.  The interpretation, performance and enforcement of this Award Agreement shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

16.           Excess Shares.  If the Option Shares covered by this Award Agreement exceed, as of the Award Date, the number of Shares which may without stockholder approval be delivered under the Plan, then this option shall be void with respect to those excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

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EXHIBIT I
NOTICE OF EXERCISE

I hereby notify Discovery Laboratories, Inc. (the "Company") that I elect to purchase _________Shares (the "Purchased Shares") at the Option Price of $ ________ per Share pursuant to that certain option (the "Option") granted to me under the Company's 2011 Long-Term Stock Incentive Plan on ____________,       .

Concurrently with the delivery of this Exercise Notice to the Company, I shall hereby pay to the Company the Option Price for the Purchased Shares in accordance with the provisions of my Notice of Grant and Award Agreement with the Company (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.  Alternatively, if I am eligible I may utilize the net exercise or the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Option Price.

Date

Participant

Address:

Print name in exact manner it is to appear on the stock certificate:

Address to which certificate is to be sent, if different from address above:

Social Security Number:

Employee Number:

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APPENDIX

The following definitions shall be in effect under the Award Agreement:

Award Agreement shall mean this Stock Option Agreement.

Award Date shall mean the effective date of grant of the option as specified in the Notice of Grant.

Beneficiary shall mean, in the event the Committee implements a beneficiary designation procedure, the person designated by Participant, pursuant to such procedure, to succeed to such person's rights under any outstanding awards held by Participant at the time of death.  In the absence of such procedure or designation, the Beneficiary shall be Participant’s personal representative or the person or persons to whom the Award is transferred by will or the laws of descent and distribution.

Board shall mean the Company's Board of Directors.

Change in Control means the first to occur of the following:

(i)
any Person (other than (1) the Company, or (2) any trustee or other fiduciary under an employee benefit plan of the Company), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Participant’s Employer (as defined below) by reason of having acquired such securities during the 12-month period ending on the date of the most recent acquisition (not including any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the total voting power of the Company’s then outstanding voting securities;

(ii)
the majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment;

(iii)
there is consummated a merger or consolidation of the Company or any subsidiary thereof with any other corporation or other entity, resulting in a change described in clauses (i), (ii), (iv) or (v) of this definition, other than (1) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than sixty percent (60%) of the total voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person, directly or indirectly, acquired forty percent (40%) or more of the total voting power of the then outstanding securities of the Company (not including any securities acquired directly from the Company or its Affiliates);

(iv)
a liquidation of the Company involving the sale to any Person of at least forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before the liquidation; or

(v)
the sale or disposition by the Company or any direct or indirect subsidiary of the Company to any Person (other than any Subsidiary) of assets that have a total fair market value equal to forty percent (40%) or more of the total gross fair market value of all of the assets of the Company and its subsidiaries (taken as a whole) immediately before such sale or disposition (or any transaction or related series of transactions having a similar effect), other than a sale or disposition by the Company or any direct or indirect subsidiary thereof to an entity at least sixty percent (60%) of the total voting power of the voting securities of which is beneficially owned by stockholder of the Company in substantially the same proportions as their beneficial ownership of the Company immediately prior to such sale.

Code shall mean the Internal Revenue Code of 1986, as amended from time to time.  A reference to a section of the Code shall be deemed to include any successor sections of the Code.

Committee shall mean a committee of the Board, acting in accordance with the provisions of Section 3 of the Plan, designated by the Board to administer the Plan.  To the extent the Committee has delegated authority, the term “Committee” shall refer to such delegate.

Company shall mean Discovery Laboratories, Inc.

Director shall mean a member of the Board.

Disability shall mean a physical or mental disability of the Participant as determined by the Committee, based on such medical evidence as the Committee deems appropriate.

Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 10 of this Award Agreement.

Expiration Date shall mean the date on which the option expires as specified in the Notice of Grant.

Fair Market Value of a Share on any date of reference shall be determined by the Committee, in its sole discretion, and may be different for different purposes.  Unless the Committee determines otherwise,

(i)
if the Shares are listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of a Share on such exchange or reporting system, as reported in any newspaper of general circulation, or

(ii)
if clause (i) is not applicable, the mean of the high bid and low asked quotations for a Share as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Shares on at least five of the 10 preceding trading days; or

(iii)
if clauses (i) and (ii) are not applicable to the Company (e.g., if the Shares are not then publicly traded or quoted), then the “Fair Market Value” of a Share shall be the fair market value (i.e., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a Share on such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

Notice of Grant shall mean the Notice of Grant of Stock Options accompanying the Award Agreement, pursuant to which Participant has been informed of the basic terms of the option evidenced hereby.

Option Price shall mean the purchase price payable for Option Shares under this option, as specified in the Notice of Grant.

Option Shares shall mean the number of Shares subject to the option as specified in the Notice of Grant.

Participant shall mean the Director to whom the option is granted as specified in the Notice of Grant.

Plan shall mean the Company's 2011 Long-Term Incentive Plan, as amended from time to time.

Service shall mean Participant's performance of services for the Company in the capacity of non-employee Director.

Shares shall mean the common shares of the Company and such other securities as may become the subject of Awards pursuant to an adjustment made under Section 4(b) of the Plan.

Subsidiary shall mean a subsidiary company as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition).